Exhibit (23.0)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter, Inc. Employee Savings and Stock Plan;

(2)	Registration Statement (Form S-8 No. 333-28617) pertaining to the Badger Meter, Inc. 1997 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-73228) pertaining to the Badger Meter, Inc. 1999 Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-107850) pertaining to the Badger Meter, Inc 2003 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-173966) of Badger Meter, Inc. 2011 Omnibus Incentive Plan; and

(6)	Registration Statement (Form S-3 No. 333-179840) of Badger Meter, Inc. and the related prospectus of our reports dated February 20, 2014, with respect to the consolidated financial statements of Badger Meter, Inc. and the effectiveness of internal control over financial reporting of Badger Meter, Inc., included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 20, 2014